Exhibit 99.2

STAR MEDICAL CENTER, LLC

Financial Statements

March 31, 2016

STAR MEDICAL CENTER, LLC

STAR MEDICAL CENTER, LLC

Balance Sheet

March 31, 2016

Assets

Unaudited
Current assets:
Cash	$2,034,997
Patient accounts receivable, net	14,938,816
Inventories	563,321
Prepaid expenses and other current assets	168,663
Total current assets	17,705,797

Property and equipment, net	4,246,684

Advances to physicians	826,561

$22,779,042

Liabilities and Members' Equity

Current liabilities:
Accounts payable	$3,339,598
Accrued interest	202,093
Other accrued liabilities	2,314,164
Current maturities of long-term debt	1,516,972
Total current liabilities	7,372,827

Long-term liabilities:
Long-term debt, less current maturities	4,624,274
Deferred rent	78,813
4,703,087

Members' equity	10,703,128

$22,779,042

No assurance is provided

STAR MEDICAL CENTER, LLC

Statement of Operations

For the Three Months Ended March 31, 2016

Unaudited
Operating revenue:
Net patient service revenue	$9,602,755
Other operating revenue	212,072

Total operating revenue	9,814,827

Operating expenses:
Salaries, wages, and employee benefits	1,103,987
Professional services, fees, and costs	1,996,999
Medical supplies, drugs, and implants	723,826
Marketing and public relations	750,449
Management fees	627,048
Occupancy and related expenses	603,414
Equipment expense	63,779
Insurance expense	160,535
Bad debt expense	300,000
Other operating expenses	274,357
Interest expense	83,304
Depreciation and amortization	366,862

Total operating expenses	7,054,560

Net income	$2,760,267

No assurance is provided

STAR MEDICAL CENTER, LLC

Statement of Changes In Members' Equity

For the Three Months Ended March 31, 2016

Unaudited

Balance, December 31, 2015	$8,685,361

Capital contributions	10,000

Distributions	(742,500)

Buyout of members	(10,000)

Net income	2,760,267

Balance, March 31, 2016	$10,703,128

No assurance is provided

STAR MEDICAL CENTER, LLC

Statement of Cash Flows

For the Three Months Ended March 31, 2016

Unaudited
Cash flows from operating activities:
Net income	$2,760,267
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	366,862
Decrease in patient accounts receivable	933,142
Increase in inventories	(3,109)
Decrease in prepaid expenses and other current assets	24,895
Decrease in accounts payable	(556,189)
Decrease in accrued liabilities	(1,301,215)
Total adjustments	(535,614)

Net cash provided by operating activities	2,224,653

Cash flows from investing activities:
Advances to physicians	(536,680)
Purchases of property and equipment	(138,479)

Net cash used in investing activities	(675,159)

Cash flows from financing activities:
Member capital contributions	10,000
Member capital distributions/buyouts	(752,500)
Payments on long-term debt	(166,992)

Net cash used in financing activities	(909,492)

Increase in cash	640,002

Cash, beginning of period	1,394,995

Cash, end of period	$2,034,997

Supplemental disclosure of cash flow information:
Cash paid for interest	$66,637

No assurance is provided

STAR MEDICAL CENTER, LLC

Notes to Financial Statements

March 31, 2016

Note 1 – Organization and Nature of Operations

Star Medical Center, LLC (“Star”) was formed as a limited liability company in the state of Texas in 2013. Members own units in Star in three classes based on defined investor.

Star is licensed as an acute care hospital and operates seven inpatient beds and four operating rooms. It is a specialized surgical hospital located in Plano, Texas and is used by a network of surgical specialists throughout the Dallas/Fort Worth area. Star provides services in various disciplines including pain management, plastic surgery, minimally invasive spine surgery, foot and ankle surgery, and general surgery. The Star network also includes two current Hospital Outpatient Departments with future planned locations.

Note 2 – Summary of Significant Accounting Policies

Basis of presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (US GAAP).

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to use estimates and assumptions. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Significant estimates used in preparing these financial statements include those assumed in determining the carrying amount of accounts receivable and property and equipment. Actual results could differ from those estimates.

Concentration of risk

Star maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Star has not experienced any losses in such accounts and believes it is not exposed to any significant risk of loss on cash.

No assurance is provided

STAR MEDICAL CENTER, LLC Notes to Financial Statements March 31, 2016

Note 2 – Summary of Significant Accounting Policies (Continued)

Accounts receivable

Patient accounts receivable are stated at net realizable value.

Star maintains an allowance for doubtful accounts for estimated losses resulting from payers’ failure to make payments on accounts and values this allowance based on the aging of accounts and historical payment trends by payers. Management continually monitors and adjusts its reserves and allowances associated with these receivables. Star writes off as bad debt expense uncollectible accounts receivable arising from patient responsibility after all collection efforts have been exhausted.

Inventories

Inventories consist primarily of medical supplies and are stated at the lower of cost or market on a first-in, first-out basis.

Property and equipment

Property and equipment is stated at cost and depreciated over their estimated useful lives, ranging from five to fifteen years using the straight-line method. Maintenance and repairs are charged against earnings when incurred; major renewals and betterments are capitalized.

Deferred rent

Star records rent expense under operating leases with scheduled rent increases on a straight-line basis over the life of the lease. This results in temporary differences between rent expense and the scheduled rent payments, which is recorded as deferred rent in the accompanying balance sheet and reversed over time.

Net patient service revenue

Net patient service revenue is recognized as services are provided and reported at the estimated net realizable amounts from patients, third-party payers, and others for services rendered.

No assurance is provided

STAR MEDICAL CENTER, LLC Notes to Financial Statements March 31, 2016

Note 2 – Summary of Significant Accounting Policies (Continued)

Income taxes

Star is treated as a partnership and thus is not a taxpaying entity for federal income tax purposes; therefore, no income tax expense has been recorded in the financial statements. Instead, the members are liable for individual federal income taxes on their respective percentage interests of Star’s net taxable income, based on the member operating agreement.

Star is required to evaluate each of its tax positions to determine if they are more likely than not to be sustained if the taxing authority examines the respective position. A tax position includes an entity’s status and the decision not to file a return. Penalties and interest assessed by income taxing authorities, if any, are included in interest expense. Star has evaluated each of its tax positions and has determined that no additional provision or liability for income taxes is necessary. Star files income tax returns in the U.S. federal jurisdiction and in the Texas state jurisdiction. All years remain subject to examination by federal and state jurisdictions.

Marketing and advertising expenses

Star expenses marketing and advertising costs as they are incurred. These expenses were $750,449 for the three months ended March 31, 2016.

Note 3 – Net Patient Service Revenue and Accounts Receivable

Patient service revenue in the accompanying statement of operations is stated net of contractual discounts. Contractual discounts totaled $22,194,134 for the three months ended March 31, 2016. These contractual discounts are primarily related to commercial insurers; Star entered into managed care contracts with several major commercial insurers. Some commercial insurers are billed as out-of-network.

As of March 31, 2016, patient accounts receivable are stated net of contractual discounts of $37,566,713 and net of an allowance for doubtful accounts of $1,161,204.

No assurance is provided

STAR MEDICAL CENTER, LLC Notes to Financial Statements March 31, 2016

Note 4 – Property and Equipment

Property and equipment consist of the following:

Medical equipment	$5,136,229
Computer hardware and software	1,663,810
Furniture and fixtures	434,628
Leasehold improvements	356,664
7,591,331
Less accumulated depreciation	3,344,647
$4,246,684

Note 5 – Advances to Physicians

The Company makes advances to medical practices owned by physicians under the terms of employment contracts. These advances are to assist with funding of start-up costs incurred by the physicians for their respective practices, which are using the facilities of the Company. The agreements provide for combined monthly funding of $175,234. At the end of each twelve month term, the advances convert to promissory notes with interest at prime plus 2%. The notes are forgiven as compensation to the physicians at 1/24th per month if the physicians fulfill the terms of their employment agreements; if not fulfilled, the loans become due and payable with interest over 24 months. Each note is personally guaranteed by the physician.

Note 6 – Commitments

Star leases its medical facility as well as certain medical equipment under noncancellable operating leases which expire through 2036. The facility lease contains an annual rent escalation clause of 2.5% beginning after the 30th month of the lease. Rent expense for the three months ended March 31, 2016 totaled approximately $380,000 under these leases, and is included in total operating expenses in the accompanying statement of operations. Future minimum payments under noncancellable operating leases are as follows:

2016	$988,720
2017	1,368,720
2018	1,384,695
2019	1,348,606
2020	1,376,266
Thereafter	24,916,083

No assurance is provided

STAR MEDICAL CENTER, LLC Notes to Financial Statements March 31, 2016

Note 7 – Long-term Debt

Long-term debt consists of the following:

Note payable to a bank with an initial fixed interest rate of 5.072% per annum through August 6, 2017, and thereafter a benchmark rate as defined in the agreement plus 3.0% through maturity, with a minimum interest rate of 4.75%; principal and interest due and payable monthly under a declining amortization scale, as defined in the agreement, through August 6, 2020; secured by substantially all assets of Star, an assignment of life insurance and certificate of deposit from a member, and guaranteed by its members; subject to certain positive and negative covenants, including the maintenance of a minimum debt service coverage ratio measured semi-annually, and the maintenance of a minimum level of “liquid assets”, as defined in the agreement, by Star and its guarantors	$5,141,246

Note payable to an affiliated entity with interest rate of 8.0% per annum; all unpaid principal and accrued interest due and payable February 2015; subordinated to a bank; unsecured	500,000

Note payable to an affiliated entity with interest rate of 8.0% per annum; all unpaid principal and accrued interest due and payable October 2014; subordinated to a bank; unsecured	500,000
6,141,246
Less current maturities	1,516,972
$4,624,274

Future maturities of long-term debt are as follows:

2016	$1,516,972
2017	901,170
2018	1,337,904
2019	1,407,621
2020	977,579

No assurance is provided

STAR MEDICAL CENTER, LLC Notes to Financial Statements March 31, 2016

Note 8 - Related Party Transactions

Star pays marketing fees to a related entity with fees ranging from $150,000 per month to $250,000 per month, depending on the marketing activity required. Marketing fees incurred for the three months ended March 31, 2016 were $750,000.

Star is managed by a related entity, pursuant to an administrative services agreement (“the agreement”). The agreement provides for a management fee to be paid monthly equal to 6% of net patient revenue, as defined. After the initial one year term, the agreement automatically renews for one year terms unless either party provides 30 days written notice. Management fees incurred under this agreement, for the three months ended March 31, 2016, were $627,048.

Star has entered into access agreements with physicians, some of whom are owner/members, to reimburse them for their time, their staff, and any provided materials. The amount is calculated monthly as a percentage of collections for their services. Total reimbursement for these access agreements was $1,296,809 for the three months ended March 31, 2016 and is included in professional services, fees, and costs in the accompanying statement of operations.

Star has reimbursed certain related entities for funds advanced and purchases of various other expense items, including medical supplies, in addition to rent, management fees, and marketing fees. Unpaid amounts included in accounts payable and other accrued liabilities, in the balance sheet, related to these fees and expenses were approximately $890,000 as of March 31, 2016.

Note 9 - Contingencies

The healthcare industry is subject to numerous laws and regulations of federal, state, and local governments. These laws and regulations include, but are not limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Violations of these laws and regulations could result in the imposition of significant fines and penalties. Compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time. Star is subject to certain legal proceedings and claims that have arisen in the ordinary course of business. In the opinion of management, resolution of these matters is not expected to materially affect Star’s financial statements.

Note 10 - Subsequent Events

Star has evaluated subsequent events through May 31, 2016, the date which the financial statements were available to be issued.

No assurance is provided

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